Exhibit 23 - Consent of Independent Auditor

We consent to the incorporation by reference in this Annual Report (Form 10-K) of SCI Systems, Inc. of our report dated July 29, 1997, included in the 1997 Annual Report to Shareholders of SCI Systems, Inc.

We also  consent  to the  incorporation  by  reference  in (i) the  Registration
Statement (Form S-8 No. 2-86230) and related Prospectus pertaining to the Savings Plan of the SCI Systems, Inc. Employee Financial Security Program; (ii) the Registration Statement (Form S-8 No. 2-91587) and related Prospectus pertaining to the Incentive Stock Option Plan of SCI Systems, Inc.; and, (iii) the Registration Statement (Form S-8 No. 33-11894) and related Prospectus pertaining to the Non-Qualified Stock Option Plan of SCI Systems, Inc., of our report dated July 29, 1997, with respect to the consolidated financial statements of SCI Systems, Inc. incorporated by reference in this Annual Report for the year ended June 30, 1997.

                                                           /s/ Ernst & Young LLP

Birmingham, Alabama
September 26, 1997